UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 1, 2018, Resolute Forest Products Inc. reported its earnings for the quarter ended September 30, 2018. A copy of the press release containing the information is furnished as exhibit 99.1 and is incorporated herein by reference.

The information contained and incorporated in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS

On November 1, 2018, the Company announced that its Board of Directors had approved a special dividend of $1.50 per share, payable on December 20, 2018 to shareholders of record at the close of business on December 6, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Resolute Forest Products press release dated November 1, 2018 containing financial information for its quarter ended September 30, 2018 and announcing a special dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: November 1, 2018	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon Title: Senior Vice President and Chief Legal Officer